UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

CELLCEUTIX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52321	30-0565645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cumming Center, Suite 151-B
Beverly, MA 01915
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 236-8717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2014 the Board of Directors appointed Dr. Barry Schechter to the Cellceutix Board of Directors, effective October 1st, 2014. Dr. Barry Schechter, M.D., F.A.A.O., is the Director of Department of Cornea and External Disease at Florida Eye Microsurgical Institute. Dr. Schechter's practice involves diseases of the ocular surface including dry eyes, allergies, infection; the latest in corneal, refractive, and cataract surgery, and glaucoma. He is on the Editorial board for Advanced Ocular Care, a journal that reaches the top 10% of Ophthalmologists and select Optometrists. Dr. Schechter has reviewed articles for Cornea, the British Journal of Ophthalmology, and Journal of the American Academy of Ophthalmology. He has lectured internationally and published extensively about treatment of ocular tumors, lens implants, dry eyes, and written a textbook chapter on surgical techniques. Dr. Schechter is involved in clinical research and consults for several ophthalmic pharmaceutical companies. Dr. Schechter brings years of experience to Cellceutix through his specialization in ocular pathology and diseases, including infections. Dr. Schechter is an outstanding addition to lend his expertise for our clinical and ophthalmic initiatives, as we prepare Brilacidin for ocular and other infections.

Dr. Schechter does not have any family relationships with any of our officers or directors, and there is no arrangement or understanding between them and any third party pursuant to which he was selected as director. Dr. Schechter has not had any transactions with us since July 1, 2013 through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

In a personal dispute between Dr. Krishna Menon and a party named Aruda, Aruda claimed that although he had participated in the invention relating to the compounds and therapeutic uses disclosed and claimed in US Patent No. 8,338,454 ("454" Patent") he was inadvertently omitted as an inventor from "454 Patent" and applications related thereto. On August 28, 2014, a settlement took place between Dr. Menon and Aruda which resulted in the following: Menon acquired all of the rights Aruda claimed in the Kevetrin patents in return for (i) the transfer to Aruda and designees an aggregate of 16,000,000 shares of stock in Cellceutix over a period of 16 months, currently owned by the Menon Trust and (ii) and assigned a portion of the royalty revenues that may be payable to Menon, to Aruda and designees, as further detailed in the Agreement titled "Amendment to Menon-Cellceutix Agreement Without Changing the Total Royalties Payable Under the Terms of the Prior Agreement". Menon then transferred all Kevetrin patent rights to Cellceutix. The aforementioned share transfer was strictly between the personal holdings of Mr. Krishna Menon, the Menon Trust, and Aruda. No shares or royalty payments were issued by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.46	Cellceutix Aruda Agreement

10.47	Amendment To Menon-Cellceutix Agreement Without Changing The Total Royalties Payable Under The Terms Of The Prior Agreement

10.48	Assignment Of Patent Rights To Cellceutix

99.1	Press release dated September 2, 2014, titled “Cellceutix Appoints Dr. Barry Schechter to Board of Directors as Company Focuses on Meeting Requirements for Stock Exchange Uplisting”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCEUTIX CORPORATION

Date: 9/2/2014	By:	/s/ Leo Ehrlich
Leo Ehrlich
Chief Executive Officer